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                                                                  Exhibit 10(ii)

                            SUBSCRIPTION AGREEMENT

                               EXCALIBUR, I, LLC
                                    (01-11)

     1. The undersigned ("Subscriber") hereby subscribes for the dollar amount (the "Investment") set forth below, each Investment to have a purchase price equal to Subscriber's pro rata share of the total participation (the "Participation") in the Loan Pool 01-11, Excalibur I, LLC. Each Investment shall consist of the Subscriber's Participation in the Loan Pool for which a note in the amount of the Investment shall be issued. The Subscriber shall receive distributions on a quarterly basis until the Subscriber receives 150 percent of the amount of the Investment or notice that collections from the defaulted upon accounts receivable have been exhausted, and no other distributions will be paid to Note holders, whichever event occurs first.

     2. The Company is under no obligation to accept any Subscription Agreement. In the event that the Company elects not to accept the Subscription Agreement, it shall promptly notify Subscriber. This Agreement shall thereupon have no further force and effect, and the subscription funds actually paid shall be promptly returned to Subscriber, without interest thereon.

     3.   Subscriber hereby represents, warrants, and convenants as follows:

          a.   Subscriber meets one or more of the following:

                 i. Suscriber had annual income during each of the two most recent years in excess of $200,000 and reasonably expects income in excess of $200,000 in the current year; or

                ii. Subscriber had joint income with spouse in excess of
                    $300,000 during each of the two most recent years and reasonably expects joint income in excess of $300,000 in the current year; or

               iii. Subscriber presently has an individual or joint total net worth (together with spouse) in excess of $1,000,000; or

                iv. Subscriber is a director or executive officer of the
                    Company;

                 v. Subscriber is an entity in which all the equity owners are accredited investors under any one of Subparagraphs (i),
                    (ii), (iii), (iv); or

                vi. Subscriber is a bank as defined in Section 3(a)(2) of the
                    Securities Act of 1933 (the "Act") or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the


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                    Securities Exchange Act of 1934; an insurance company as
                    defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company under
                    Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such acts, which is either a bank savings and loan association, insurance company, or registered investment adviser of the employee benefit plan which has assets in excess of $5,000,000, or is a self-directed plan, with investment decisions made solely by persons that are accredited investors under any one of Subparagraphs (i), (ii), and (iv); or

               vii. Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

              viii. Subscriber is an organization described in Section 50(c)(3)
                    of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Investments offered, with total assets in excess of $5,000,000; or

                ii. Subscriber is a trust, with total assets in excess of
                    $5,000,000, not formed for the specific purpose of acquiring the Investments offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the act.

         b. Subscriber is acquiring the Investment (i) for his own account and not for the interest of any other; and (ii) for Investment only and not with the intention of, or a view toward, the resale or distribution thereof, and will not resell or otherwise transfer the Investment unless pursuant to an effective registration statement or based upon an exemption from registration, such exemption is available on the opinion of counsel satisfactory to Company's counsel in the opinion of Company's counsel; subscriber further understands that holding the Investment for any predefined period of

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          time (holding for a defined sale, holding for the capital gains period, etc.) does not constitute holding for Investment or an agreement to hold the Investment for Investment;

     c. Subscriber understands that the company is not obligated to register the Investment under the Act to comply with the requirements for any exemption which might otherwise be available or to supply the undersigned with any information necessary to enable him to make routine sales of his Investment;

     d. Subscriber possesses the knowledge and experience in financial and business matters to be able to evaluate the merits and risks of this Investment;

     e. Subscriber is able to bear the economic risk of the Investment and is aware that no market for the Investment now exists, and such markets may not exist or may be limited in the future at such time as the Investment may be sold under applicable federal and state securities laws;

     f. Subscriber realizes that since the Investment cannot be readily transferred, he, she, or it may not readily liquidate the Investment and must not purchase the Investment unless he has sufficient liquid assets to assure himself that such purchase will cause him no undue financial difficulties. Subscriber realizes further that the Investment may not be sold, transferred, or otherwise disposed of without registration under the Act or pursuant to an exemption from registration under the Act. Subscriber acknowledges that he has no rights to require registration of his Investment or component parts of the Investments under the Act;

     g. Subscriber realizes and acknowledges that all the books and records of the Company have been made available for inspection prior to the execution and delivery of this Agreement; and

     h. Subscriber agrees to cooperate with the Company in correcting clerical errors made on any documentation relating to the purchase of the Investment.

     4.   All checks should be made payable to "Melvin Schreiber, Special
Account."

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall bind and inure to the benefit of heirs, executors, administrators, legal representatives, successors, and assigns of the Subscriber and the Company.

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     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the
25th day of June 2001.

Dollar amount of Investment Subscribed for: $1,000,000.

                                   Subscriber's Signature:

                                   ENVIRO-Clean OF AMERICA, INC.

                                   By: /s/ Randall K. Davis
                                   Randall Davis, Chief Executive Officer

                                   Subscriber's Name
                                   (Print): Enviro-Clean of America, Inc.

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